UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Fourth Amendment to Revolving Credit Agreement

On October 6, 2023 (the Amendment Date), EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (the Company), entered into an amendment (the Amendment) to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, supplemented or otherwise modified on or prior to the Amendment Date, the EQM Credit Facility, and as amended by the Amendment, the Amended EQM Credit Facility), by and among EQM, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and other parties from time to time party thereto.

The Amendment extended the stated maturity date, with such extension only applicable for the lenders approving the Amendment, from April 30, 2025 to April 30, 2026. After giving effect to such extension contemplated by the Amendment, EQM has aggregate commitments available under the Amended EQM Credit Facility of approximately $2.16 billion before October 31, 2023, approximately $1.55 billion in aggregate commitments available on and after October 31, 2023 and prior to April 30, 2025, and approximately $1.45 billion in aggregate commitments available on and after April 30, 2025 and prior to April 30, 2026.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain of the terms of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Amended EQM Credit Facility. It is not intended to provide any other factual information about the Company or its subsidiaries and affiliates, including EQM.

Relationships

Certain of the lenders under the Amended EQM Credit Facility and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and/or investment banking services for the Company and/or its affiliates, for which they have received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters, agents, arrangers or lenders, as applicable, in respect of certain of the Company’s and/or its subsidiaries’ and/or affiliates’ debt or equity issuances or credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Third Amended and Restated Credit Agreement – Maturity Date Extension Notice, dated as of October 6, 2023, by and among EQM Midstream Partners, LP, the lender parties thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: October 6, 2023	By:	/s/ Kirk R. Oliver
		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K – Fourth Amendment